Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Coventry Health Care, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, in the following Registration Statements:

Form S-8 Registration Statement No. 33-71806
Form S-8 Registration Statement No. 33-57014
Form S-8 Registration Statement No. 33-81356
Form S-8 Registration Statement No. 33-81358
Form S-8 Registration Statement No. 33-82562
Form S-8 Registration Statement No. 33-87114
Form S-8 Registration Statement No. 33-90268
Form S-8 Registration Statement No. 33-95084
Form S-8 Registration Statement No. 33-97246
Form S-8 Registration Statement No. 333-39581
Form S-8 Registration Statement No. 333-36735
Form S-8 Registration Statement No. 333-47239
Form S-8 Registration Statement No. 333-75615
Form S-3 Registration Statement No. 333-75675
Form S-4 Registration Statement No. 333-45821
Form S-3 Registration Statement No. 333-74280
Form S-4 Registration Statement No. 333-83106

Baltimore, Maryland
March 19, 2003